Exhibit 99.2

NYSE: CNP www.CenterPointEnergy.com Fourth Quarter and Full Year 2009 Supplemental Materials February 26, 2010 RIGHT STRATEGY. RIGHT ASSETS. RIGHT PEOPLE.

Cautionary Statement Regarding Forward-Looking Information This presentation contains statements concerning our expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are not historical facts. These statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those expressed or implied by these statements. You can generally identify our forward-looking statements by the words "anticipate," "believe," "continue," "could," "estimate," "expect," "forecast," "goal," "intend," "may," "objective," "plan," "potential," "predict," "projection," "should," "will," or other similar words. We have based our forward-looking statements on our management's beliefs and assumptions based on information currently available to our management at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions, and projections about future events may and often do vary materially from actual results. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements. Some of the factors that could cause actual results to differ from those expressed or implied by our forward- looking statements include the timing and amount of our recovery of the true-up components, including, in particular, the results of appeals to the courts of determination on rulings obtained to date, the timing and impact of future regulatory, legislative and IRS decisions, financial market conditions and other factors described in CenterPoint Energy, Inc.'s Form 10-K for the period ended December 31, 2009, under "Risk Factors" and under "Management's Discussion and Analysis of Financial Condition and Results of Operations - Certain Factors Affecting Future Earnings" and in other filings with the SEC by CenterPoint Energy and its subsidiaries. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of this presentation, and we undertake no obligation to publicly update or revise any forward- looking statements.

Fourth Quarter 2009 Operating Income Drivers 3 months ended December 31, 2009 (in millions) Interstate Pipelines $(4) Field Services $(4) Other $(1) Competitive Natural Gas Sales & Service $(5) Rate increases Lower bad debt expense Partially offset by: Higher pension expense Lower miscellaneous revenues Higher pension expense and other operating expenses Lower revenue from off- system sales Partially offset by: Higher revenue from new firm contracts Natural Gas Distribution $3 Electric TDU $6 Lower commodity prices Partially offset by: Growth in core gathering throughput 4Q 2008 Customer growth Higher net transmission revenues Earnings on AMS investment Partially offset by: Reduced energy demand Higher O&M 4Q 2009 Lower optimization opportunities around pipeline and storage assets Partially offset by: Lower O&M 2008 inventory write-down $270 $265 Total Operating Income $303 Total Operating Income $299 Securitization Bonds $33 Securitization Bonds $34

Full Year 2009 Operating Income Drivers 12 months ended December 31, 2009 Interstate Pipelines $(37) Field Services $(53) Other $(7) Competitive Natural Gas Sales & Service $(41) Higher pension expense Higher other operating expenses Partially offset by: Rate increases Lower bad debt expense Lower revenue from ancillary services and other transportation margins Higher pension expense and other operating expenses 2008 sale of two storage development projects Partially offset by: New firm contracts 2008 write- down of pipeline assets removed from service Natural Gas Distribution $(11) Electric TDU $7 Lower commodity prices 2008 gains from a contract settlement and sale of assets Partially offset by: Growth in core gathering services Higher net transmission revenues Customer growth Earnings on AMS investment Lower net revenues in 2008 due to Hurricane Ike Partially offset by: Reduced energy demand Higher O&M 2008 land sale 2008 refund of prior years' state franchise taxes Lower optimization opportunities around pipeline and storage assets Negative mark- to-market in 2009 versus positive in 2008 Partially offset by: Lower inventory write-downs $1,135 $993 (in millions) 2008 2009 Total Operating Income $1,273 Total Operating Income $1,124 Securitization Bonds & CTC: $133 & $5 Securitization Bonds $131

Electric Transmission & Distribution 2009 Operating Income* Drivers Reduced energy demand (in millions) Higher net transmission revenues Earnings on AMS investment Customer growth Other, primarily higher O&M 2008 Impacts: Gain on land sale $9 Franchise tax refund $5 Net reduction from Hurricane Ike $7 2008 2009 * Excludes operating income from transition bonds and competition transition charge of $133 and $5, respectively, for 2008 and operating income from transition and system restoration bonds of $131 for 2009

Natural Gas Distribution 2009 Operating Income Drivers Rate increases Lower bad debt expense Higher pension expense Other, primarily higher O&M Higher depreciation and taxes other than income taxes (in millions) 2008 2009

Competitive Natural Gas Sales & Services 2009 Operating Income Drivers Mark-to-market: 2009: $23 loss 2008: $13 gain Lower inventory write-downs: 2009: $6 2008: $30 Lower optimization opportunities around pipeline and storage assets (in millions) Other 2008 2009

(in millions) Interstate Pipelines 2009 Operating Income Drivers * Margin equals revenues minus natural gas expense Increased margin* from firm contracts, primarily: New Carthage to Perryville contracts New power generation customers Higher pension expense Lower revenues from ancillary services and other transportation margins Higher other operating expenses primarily from new facilities placed into service 2008 impacts: Gain on sale of storage development assets $18 Loss on pipeline abandonment $7 2008 2009

Field Services 2009 Operating Income Drivers (in millions) Growth in core gathering services 2008 impacts: Gain from a contract settlement $11 Sale of assets $6 Other, including higher pension expense of $2 2008 2009

* Margin equals revenues minus natural gas expense ** Excludes $11 related to a 2008 contract settlement (in millions) $501 $190 Interstate Pipelines Field Services $495 $220** 9% 23%

Balance Sheet Improvement Debt Reduction (in millions) Cash from operating activities Construction loan repayment from SESH System restoration bond proceeds Equity Capital expenditures Dividends Other Net Debt* * Excludes transition and system restoration bond companies, also see "Net Debt Reconciliation" and "2009 Transition and System Restoration Bond Cash Flows" on pages 13 and 14, respectively 2008 2009

Credit Metrics Credit Ratings * Calculated per CNP's interpretation of S&P methodology; actual calculations may include other adjustments not anticipated ** Black line indicates S&P's target metrics for CNP (in order for the current ratings to be affirmed during the 12-18 month period following publication date) as set forth in S&P's report "Research Update: CenterPoint Energy Inc. Outlook Revised To Negative, Short -Term Rating Lowered to 'A-3'," dated April 30, 2009 3.0x** 13%**

Net Debt Reconciliation

2009 Transition and System Restoration Bond Cash Flows

Equity issued in 2009